UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 26, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

(Address of principal executive offices)

Registrant's telephone number, including area code (847) 441-2485

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

KPMG LLP ("KPMG") was dismissed as the independent accountant for Cytomedix, Inc. (the "Company") effective August 21, 2002. The decision to dismiss KPMG was unanimously approved by the board of directors of the Company.

The audit report of KPMG on the financial statements of the Company as of and for the year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was the audit report qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG's report on the Company's financial statements as of and for the year ended December 31, 2000, contained a separate paragraph stating that ". . . the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audit of the fiscal year ended December 31, 2000, and through the subsequent interim period through August 21, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

This Form 8-K includes a letter from KPMG to the Securities and Exchange Commission regarding KPMG's concurrence or disagreement with the statements made by the Company in this Form 8-K in accordance with Regulation S-B Item 304(a)(3).

Item 7. Financial Statements and Exhibits

(c)
Exhibit Number	Exhibit
16.01	Letter from KPMG LLP to the Securities and Exchange Commission, dated August 22, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Kent Smith

Chief Executive Officer/President

Date: August 26, 2002